Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Corporate Income Fund--Intermediate Term Series--40

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-48981 of our opinion dated January 16, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 21, 1996